                              IDENTIX INCORPORATED
                                   EXHIBIT 7.2

INDEX TO EXHIBIT 7.2
UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

Headnote and Explanation..................................................... 58

Pro Forma Combined Balance Sheet As Of December 31, 1995..................... 59

Pro Forma Combined Statement of Operations For The Six Month
  Period Ended December 31, 1995............................................. 60

Pro Forma Combined Statement of Operations For The Year
  Ended June 30, 1995........................................................ 61

Notes to Unaudited Pro Forma Combined Financial Statements................... 62

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following unaudited pro forma balance sheet as of December 31, 1995 and unaudited pro forma combined statements of operations for the six month period ended December 31, 1995 and the year ended June 30, 1995 have been prepared from the historical financial statements of Identix Incorporated ("Identix"), Fingerscan Pty Limited ("Fingerscan") and Bio Recognition Systems Pty Limited ("BRS"), the predecessor entity to Fingerscan.

The pro forma combined financial statements give effect for the acquisition of Fingerscan accounted for under the purchase method of accounting and for the pro forma adjustments described in the accompanying notes to the pro forma financial information.

The pro forma combined financial statements for the respective periods should be read in conjunction with the notes accompanying the pro forma combined financial statements and the historical financial statements of Identix, Fingerscan and BRS. The pro forma combined financial statements of operations do not purport to represent the results of operations that actually would have occurred had the acquisition been consummated at the beginning of the representative periods presented, nor are the pro forma combined balance sheet and results of operations as of and for the six months ended December 31, 1995, necessarily indicative of the financial position and operating results as of and for the year ended June 30, 1996, or for any future date or period.

The financial information of Fingerscan and BRS included in these pro forma combined financial statements have been derived from the historical information of Fingerscan and BRS prepared in accordance with Australian Generally
Accepted Accounting Principles ("GAAP") and stated in United States dollars. Australian GAAP and United States GAAP differ in certain significant respects. However, the application of the latter would not have had a material impact upon the determination of net profit expressed in United States dollars for the pro forma combined balance sheet as of December 31, 1995 and the results of operations for the six month period ended December 31, 1995 and for the year ended June 30, 1995. Certain reclassifications have been made to Fingerscan's and BRS' financial statements included in these pro forma financial statements to conform to Identix's presentation.

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

                                ----------------

                        PRO FORMA COMBINED BALANCE SHEETS
                             AS OF DECEMBER 31, 1995
                                   (UNAUDITED)

                                                                           December 31, 1995
                                             -----------------------------------------------------------------------
                                                                                              Pro Forma
                                                 Indentix        Fingerscan        ---------------------------------
                                              Incorporated      Pty Limited        Adjustments             Combined
                                            --------------      ------------       ------------           ----------
ASSETS
Current Assets:

  Cash and cash equivalents                 $    6,463,000      $    116,000       $         -        $   6,579,000
  Accounts receivable                           11,354,000           326,000          (132,000)          11,548,000
  Inventories                                    3,234,000            55,000           (68,000)           3,221,000

  Prepaid expenses and other assets                282,000                 -                 -              282,000
                                            --------------      ------------       -----------        -------------
      Total current assets                      21,333,000           497,000          (200,000)          21,630,000

Property and equipment, net                      1,737,000            20,000                              1,757,000
Intangible and other assets                      2,015,000           917,000          (387,000)           2,545,000
                                            --------------      ------------       -----------        -------------
    Total assets                              $ 25,085,000       $ 1,434,000      $   (587,000)        $ 25,932,000
                                            ==============      ============      ============        =============

LIABILITIES AND SHAREHOLDERS" EQUITY
Current liabilities:
  Notes payable to banks                    $    2,647,000    $            -      $          -        $   2,647,000
  Accounts payable                               2,705,000           265,000          (132,000)           2,838,000
  Accrued compensation                             868,000                 -                 -              868,000
  Other accrued liabilities                        517,000            50,000                 -              567,000
  Current portion of long-term note                106,000                 -                 -              106,000
  Deferred maintenance revenue                     307,000                 -                 -              307,000
                                            --------------      ------------       -----------        -------------

    Total current liabilities                    7,150,000           315,000          (132,000)           7,333,000

Deferred maintenance revenue                       330,000                -                 -               330,000
ong-term debt, less current portion                180,000                -                 -               180,000
Other long-term liabilities                         89,000                -                 -                89,000
                                            --------------      ------------       -----------        -------------

    Total liabilities                            7,749,000           315,000         (132,000)            7,932,000
                                            --------------      ------------       -----------        -------------

Shareholders' equity:
  Common stock
    Identix                                     43,986,000                 -         5,459,000           49,445,000
    Fingerscan                                           -         1,068,000        (1,068,000)                   -
  Accumulated deficit/retained earnings
    Identix                                    (26,650,000)                -        (4,795,000)         (31,445,000)
    Fingerscan                                           -             6,000            (6,000)
Cumulative translation adjustment                        -            45,000           (45,000)
                                            --------------      ------------       -----------        -------------
                   -
    Total shareholders' equity                  17,336,000         1,119,000          (455,000)          18,000,000
                                            --------------      ------------       -----------        -------------

    Total liabilities and shareholders'
      equity                                  $ 25,085,000      $  1,434,000      $   (587,000)       $  25,932,000
                                            ==============      ============      ============        =============


See accompanying notes to pro forma combined financial information.

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

                                ----------------

                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTH PERIOD ENDED DECEMBER 31, 1995
                                   (UNAUDITED)

                                                             Six Months Ended December 31, 1995
                                            ----------------------------------------------------------------------------
                                                                                              Pro Forma
                                              Identix           Fingerscan         ----------------------------
                                            Incorporated        Pty Limited        Adjustments         Combined
                                            -------------       -----------        -----------         --------
Revenues:

  Net Product Sales                           $  6,726,000       $1,044,000        $  (149,000)       $  7,621,000
  Services                                       9,627,000               --                 --           9,627,000
                                              ------------       ----------        -----------        ------------
    Total Revenues                              16,353,000        1,044,000           (149,000)         17,248,000

Costs and expenses:

  Costs of products sales                        3,844,000          455,000            (77,000)          4,222,000
  Costs of services provided                     7,938,000               --                 --           7,938,000
  Research, development and engineering            688,000          128,000                 --             816,000
  Marketing and sales                            1,636,000          301,000                 --           1,937,000
  General and administrative                     1,777,000          100,000                 --           1,877,000
  Write-off of acquired in-process
     research and development                           --               --          4,723,000           4,723,000
                                              ------------        ---------        -----------        ------------
    Total costs and expenses                    15,883,000          984,000          4,646,000          21,513,000
                                              ------------        ---------        -----------        ------------

Income (loss) from operations                      470,000           60,000         (4,795,000)          4,265,000
Other income (expense)                              43,000           85,000                 --             128,000
                                              ------------        ---------        -----------        ------------
Income before income taxes                         513,000          145,000         (4,795,000)         (4,137,000)
Income taxes                                            --          (46,000)                --             (46,000)
                                              ------------        ---------        -----------        ------------
Net income (loss)                             $    513,000        $  99,000        $(4,795,000)       $ (4,183,000)
                                              ============        =========        ===========        ============

Net loss per common share                                                                             $      (0.18)

Average common shares outstanding                                                                       23,598,000

See accompanying notes to pro forma combined financial information.

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

                                ----------------

                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1995

                                   (UNAUDITED)

                                                                        Year Ended June 30, 1995
                                         -------------------------------------------------------------------------------
                                                                                              Pro Forma
                                            Identix             Fingerscan    ------------------------------------------
                                            Incorporated       Pty Limited    Adjustments                    Combined
                                          --------------       -----------    -----------                  -------------
Revenues:
  Net Product Sales                       $    9,025,000      $  2,967,000      $      (278,000)           $  11,714,000
  Services                                    17,989,000                 -                     -              17,989,000
                                           -------------      ------------      ---------------            -------------
    Total Revenues                            27,014,000         2,967,000             (278,000)              29,703,000
                                           -------------      ------------      ---------------            -------------

Costs and expenses:

  Costs of products sales                      5,445,000         1,697,000             (145,000)               6,997,000
  Costs of services provided                  15,493,000                 -                    -               15,493,000
  Research, development and engineering        1,582,000           190,000                    -                1,772,000
  Marketing and sales                          2,465,000           300,000                    -                2,765,000
  General and administrative                   2,677,000           142,000                    -                2,819,000
  Write-off acquired in-process technology             -                 -            4,723,000                4,723,000
                                           -------------      ------------      ---------------            -------------
    Total costs and expenses                  27,662,000         2,329,000            4,578,000               34,569,000
                                           -------------      ------------        -------------            -------------

Income (loss) from operations                   (648,000)          638,000           (4,856,000)              (4,866,000)
Other income (expense)                          (203,000)        1,041,000                    -                  838,000
                                          --------------      ------------   ------------------          ---------------
Income (loss) before provision for
  income taxes and income tax benefit           (851,000)        1,679,000           (4,856,000)              (4,028,000)
Provision for income taxes                             -          (553,000)                   -                 (553,000)
Income tax benefit                               136,000                 -                    -                  136,000
                                           -------------      ------------      ---------------            -------------
Net income (loss)                          $    (715,000)     $  1,126,000        $  (4,856,000)           $  (4,445,000)
                                           =============      ============        =============            =============

Net loss per common share                                                                                  $       (0.22)

Average common shares outstanding                                                                             20,040,000

See accompanying notes to pro forma combined financial information.

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

                                ----------------

                   NOTES TO PRO FORMA COMBINED BALANCE SHEETS
                                   (UNAUDITED)

1.    PRO FORMA ADJUSTMENTS

      The pro forma combined financial statements have been prepared to reflect the acquisition of Fingerscan by Identix for an aggregate price of $5,459,000. Identix issued 668,976 shares of the Company's common stock reflecting a discount for certain restrictions related to the resale of the common stock used to purchase Fingerscan. The excess of the purchase price over the fair market value of the net tangible assets acquired aggregated approximately $5,280,000, of which $4,723,000 was allocated to in-process research and development based on an independent appraisal and $557,000 was allocated to other intangibles including acquired technology. The pro forma combined financial statements include a write-off of the in-process research and development of $4,723,000 acquired in connection with the acquisition. The net loss per share is based on the average number of shares of common stock of Identix outstanding during the period plus the common shares issued by Identix to acquire Fingerscan.

2.    INTERCOMPANY TRANSACTIONS

      For all periods presented, intercompany transactions have been eliminated in the pro forma combined financial statements.

3.    ACQUISITION EXPENSES

      The unaudited pro forma combined statements of operations do not include direct expenses related to the acquisition, which were recorded when the acquisition was complete.

4.    INTANGIBLE ASSETS

      Intangible assets were adjusted to reflect their fair values as of the date of acquisition.